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                                                                    EXHIBIT 11.1


                            BIRMAN MANAGED CARE, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE





                                                              Three Months Ended                    Six Months Ended
                                                                  December 31,                         December 31,
                                                        ------------------------------        ------------------------------
                                                            1995               1996               1995               1996
                                                        -----------        -----------        -----------        -----------

Net income                                              $    74,366        $   131,389        $   109,334        $   372,580

Primary Earnings Per Share: (1)
Common stock equivalents
     Options and warrants granted and unexercised         1,076,371          1,076,371          1,076,371          1,076,371
     Assumed buyback of options (2)                        (303,936)          (303,936)          (303,936)          (303,936)
                                                        -----------        -----------        -----------        -----------
                                                            772,435            772,435            772,435            772,435
Total weighted average shares issued                      5,931,082          5,931,082          5,931,082          5,931,082
                                                        -----------        -----------        -----------        -----------

Weighted average common shares outstanding                6,703,517          6,703,517          6,703,517          6,703,517
                                                        ===========        ===========        ===========        ===========

Primary Earnings Per Share                              $      0.01        $      0.02        $      0.02        $      0.06
                                                        ===========        ===========        ===========        ===========

Fully Diluted Earnings Per Share: (1)
Common stock equivalents
     Options and warrants granted and unexercised         1,076,371          1,076,371          1,076,371          1,076,371
     Escrow shares (3)                                    1,000,000          1,000,000          1,000,000          1,000,000
     Assumed buyback of options (2)                        (303,936)          (303,936)          (303,936)          (303,936)
                                                        -----------        -----------        -----------        -----------
                                                          1,772,435          1,772,435          1,772,435          1,772,435
Total weighted average shares issued                      5,931,082          5,931,082          5,931,082          5,931,082
                                                        -----------        -----------        -----------        -----------

Weighted average common shares outstanding                7,703,517          7,703,517          7,703,517          7,703,517
                                                        ===========        ===========        ===========        ===========

Fully Diluted Earnings Per Share                        $      0.01        $      0.02        $      0.01        $      0.05
                                                        ===========        ===========        ===========        ===========

--------------------

(1) Earnings per share are based upon the weighted average number of shares outstanding for each of the respective periods. All weighted average shares outstanding give retroactive effect to the 1,000 to 1 stock split in October 1995 and the 72.939 for 100 exchange in September 1996. The Company completed an initial public offering of its common stock on February 12, 1997. Pursuant to Securities and Exchange Commission rules, common stock issued for consideration below the anticipated offering price per share during the 12-month period prior to filing of the registration statement has been included in the calculation of common share equivalent shares, using the treasury stock method, as if they had been outstanding for all periods presented.

(2) Buyback of stock options under the treasury stock method is at the assumed IPO price of $5.00 per share.

(3) Shares deposited into escrow by Dr. Birman pursuant to the Underwriting Agreement are included in fully diluted earnings per share unless they are anti-dilutive.


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